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EXHIBIT 21 - SUBSIDIARIES OF TYSON FOODS, INC.

                                                    Names Under
                            Jurisdiction of       Which Subsidiary
      Name                   Incorporation         Does Business
-----------------           ---------------       ----------------
Cobb-Vantress, Inc.          Delaware           Cobb-Vantress, Inc.
Cobb Breeding Company        United Kingdom     Cobb Breeding Company
    Limited                                         Limited
Hudson Foods, Inc.           Delaware           Hudson Foods, Inc.
The Pork Group, Inc.         Delaware           The Pork Group, Inc.
Tyson Breeders, Inc.         Delaware           Tyson Breeders, Inc.
Tyson Farms, Inc.            North Carolina     Tyson Farms, Inc.
Tyson Farms of Texas,        Texas              Tyson Farms of Texas,
    Inc.                                            Inc.
Tyson Foreign Sales, Inc.    Barbados
Tyson International          Bermuda            Tyson International
    Company, Ltd.                                   Company, Ltd.
Tyson International          Delaware           Tyson International
    Holding Company                                 Holding Company
Tyson Mexican Original, Inc. Delaware           Tyson Mexican Original,
                                                    Inc.
Tyson Poultry, Inc.          Delaware           Tyson Poultry, Inc.
Tyson Shared Services, Inc.  Delaware           Tyson Shared Services,
                                                    Inc.
World Resource, Inc.         Delaware           World Resource, Inc.


     The Company considers the foregoing to be its primary operating subsidiaries. Certain other subsidiaries which do not meet in the aggregate the definition of a significant subsidiary as defined in Rule 1-02 (v) of Regulation S-X are as follows:

AAFC International, Inc.       U.S. Virgin Islands
Benton Sales, Ltd.             British Virgin Islands
Cobb Denmark A/S               Denmark
Cobb-Espanola, S.A.            Spain
Cobb France E.U.R.L.           France
Cobb-Poland B.V.               Poland
Cobb (Straffon)Ireland, Ltd    Ireland
Global Employment              Delaware
  Services Inc.
Gorges Foodservice,            Texas
  Inc.
Hudson Development Company     Arkansas
Hudson Foods Foreign
     Sales, Inc.               US Virgin Islands
Hudson Midwest Foods, Inc.     Nebraska
Meat Products Exports, Inc.    US Virgin Islands
National Comp Care, Inc.       Delaware
Oaklawn Capital Corporation    Delaware
Oaklawn Capital-Mississippi,   Mississippi
    LLC





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Oaklawn Sales, Ltd.            British Virgin Islands
TPM Holding Company            Delaware
TyNet Corporation              Delaware
Tyson Export Sales,            U.S. Virgin
    Inc.                       Islands
Tyson Foreign Sales, Inc.      Barbados
Tyson Marketing, Ltd.          Ontario, Canada
Tyson Seafood Group-           Japan
     Japan, Inc.
Universal Plan                 Hong Kong
     Investments, Ltd.













































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